Exhibit 21

HEADWATERS INCORPORATED

Subsidiaries

The ownership of each direct and indirect subsidiary is 100%, except where indicated below.

Construction Materials

•	Headwaters Construction Materials, Inc., a Utah corporation

The following subsidiaries are part of HCM’s block, mortar and stucco group:

•	Best Masonry & Tool Supply, LLC, a Texas limited liability company

•	Don’s Building Supply, LLC, a Texas limited liability company

•	FlexCrete Building Systems, LC, a Utah limited liability company, of which HRI is a 90% member

•	Headwaters Construction Materials, LLC, a Texas limited liability company

•	HCM FlexCrete, LLC, a Texas limited liability company

•	HCM Utah, Inc., a Utah corporation

The following subsidiaries are part of HCM’s manufactured architectural stone group:

•	Chihuahua Stone LLC, a Utah limited liability company

•	Eldorado G-Acquisition Co., a Utah corporation

•	Eldorado SC-Acquisition Co., a Utah corporation

•	Eldorado Stone LLC, a Delaware limited liability company

•	Eldorado Stone Acquisition Co., LLC, a Delaware limited liability company

•	Eldorado Stone Funding Co., LLC, a Utah limited liability company

•	Eldorado Stone Operations LLC, a Utah limited liability company

•	Eldorado Stone Philippines, Inc., a Philippines corporation

•	HCM Stone, LLC, a Utah limited liability company

•	L-B Stone LLC, a Utah limited liability company

•	Piedras Headwaters, S. de R.L. de C.V., a Mexican limited liability company

The following subsidiaries are part of HCM’s shutters, siding and tools group:

•	Atlantic Shutter Systems, Inc., a South Carolina corporation

•	Metamora Products Corporation of Elkland, a Pennsylvania corporation

•	Metamora Products Corporation, a Michigan corporation

•	MTP, Inc., an Ohio corporation

•	Tapco Europe Limited, formed in the United Kingdom

•	Tapco International Corporation, a Michigan corporation

Alternative Energy

•	Headwaters Energy Services Corp., a Utah corporation

The following subsidiaries are part of HES’ coal cleaning group:

•	Covol Engineered Fuels, LC, a Utah limited liability company

•	Covol Fuels No. 2, LLC, a Utah limited liability company

•	Covol Fuels No. 3, LLC, a Utah limited liability company

•	Covol Fuels No. 4, LLC, a Utah limited liability company

•	Covol Fuels No. 5, LLC, a Utah limited liability company

The following subsidiaries are part of HES’ alternative coal-based synthetic fuel group:

•	Covol Coal Company, LLC, a Utah limited liability company

•	Covol Services Corporation, a Utah corporation;

•	Environmental Technologies Group, LLC, a Utah limited liability company

•	Headwaters Synfuel Investments, LLC, a Utah limited liability company

The following subsidiaries are part of HES’ liquid fuels group:

•	American Lignite Energy, LLC, a Delaware limited liability company, of which Headwaters Energy Services Corp. is a 40% member

•	Blue Flint Ethanol LLC, a Delaware limited liability company

•	Headwaters CTL, LLC, a Utah limited liability company

•	Headwaters Ethanol Operators, LLC, a Utah limited liability company

•	HES Ethanol Holdings, LLC, a Utah limited liability company

The following subsidiaries are part of Headwaters’ specialty chemical group:

•	Degussa Headwaters LLP, formed in the United Kingdom, of which Headwaters Incorporated is a 50% member

•	Degussa Headwaters Korea Co., Ltd., a Korean limited liability company, of which Headwaters Incorporated is a 50% member

•	Headwaters Heavy Oil, LLC, a Utah limited liability company

•	Headwaters Heavy Oil Canada, ULC, formed in Nova Scotia, Canada

•	Headwaters Refinery Investments, Inc., a Utah corporation

Coal Combustion Products

•	Headwaters Resources, Inc., a Utah corporation

•	Headwaters Resources Limited, formed in New Brunswick, Canada

•	Headwaters Services Corporation, a Utah corporation

•	VFL Technology Corporation, a Pennsylvania corporation

Research and Development

•	Headwaters Technology Innovation Group, Inc., a Utah corporation

Other Subsidiaries

•	Global Climate Reserve Corporation, a Utah corporation